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                                                                   Exhibit 23.2
                                                                   ------------

                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Bottomline Technologies (de), Inc. pertaining to the registration of 945,280 shares of common stock and to the incorporation by reference of our report dated November 10, 2000 with respect to the consolidated financial statements of Checkpoint (Holdings) Limited (now Bottomline Technologies Limited) as of April 30, 2000 and 1999 and for the year ended April 30, 2000 and the period January 11, 1999 (inception) to April 30, 1999 and Checkpoint Securities Services Limited (now Bottomline Technologies Europe Limited) for the period May 1, 1998 to March 10, 1999 included in Bottomline Technologies (de), Inc.'s Current Report on Form 8-K/A, dated November 13, 2000, filed with the Securities and Exchange Commission.




                                             /s/ Ernst & Young
                                             ------------------------
June 4, 2001                                 Ernst & Young
Reading, England